                        STOCK PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                           NORD RESOURCES CORPORATION


                                       AND


                             MIL (INVESTMENTS) S.A.








                                OCTOBER 16, 1996





THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED HEREIN) PRIOR TO THE FORTY-FIRST DAY AFTER THE CLOSING REFERRED TO HEREIN OR SUCH LATER DATE AS THEN MAY BE REQUIRED UNDER REGULATION S (AS DEFINED HEREIN) UNDER THE 1933 ACT.

                        STOCK PURCHASE AND SALE AGREEMENT

     STOCK PURCHASE AND SALE AGREEMENT ("Agreement") made this 16th day of October, 1996, by and between NORD RESOURCES CORPORATION, a Delaware corporation ("NRC" or the "Company"), having its principal place of business at 8150 Washington Village Drive, Dayton, Ohio 45458 and MIL (INVESTMENTS) S.A., a Luxembourg corporation (the "Investor"), having its principal place of business at Boulevard Royal 25B, L-2449, Luxembourg, Luxembourg.

     WHEREAS, NRC is a public company with its shares of common stock, $.01 par value ("NRC Shares"), listed on the New York Stock Exchange ("NYSE") and NRC desires to sell to Investor and Investor desires to purchase from NRC, 2,000,000 NRC Shares ("Purchase Shares") in reliance upon the transaction "safe harbor" afforded by Regulation S ("Regulation S"), as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), subject to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NRC and Investor hereby agree as follows:

     1. SALE OF PURCHASE SHARES. NRC hereby agrees to sell the Purchase Shares to Investor and Investor hereby agrees to purchase the Purchase Shares from NRC upon the terms and conditions set forth herein. The purchase price ("Purchase Price") for the Purchase Shares is $10,000,000 payable in full on the Closing Date (as hereinafter defined) by wire transfer of federal funds to the
account of NRC as directed by NRC.   All "$" references herein are to United
States dollars.

     2.   1933 ACT - REGULATION S.

          (a) The Purchase Shares are being offered and sold in an offshore transaction pursuant to Regulation S.

          (b) The Purchase Shares have not been and will not be registered under the 1933 Act, except as provided for in Section 3 below. The Investor acknowledges and agrees that from the date hereof until the forty-first (41st) day after the Closing (as hereinafter defined) or such later date as then required under Regulation S (the "Restricted Period"), the Purchase Shares may not be offered, sold or delivered within the United States or to, or for the account or benefit of, any U.S. Person (as defined in Rule 902(o) promulgated by the SEC under the 1933 Act), unless the Purchase Shares are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

          (c) Certificates representing the Purchase Shares during the Restricted Period will contain a restrictive legend, the form of which is annexed hereto as EXHIBIT A (subject to modification, upon prior consultation with Investor's counsel, in the event of a change in Regulation S prior to the Closing Date), prohibiting the offer, sale or delivery of the Purchase Shares within the United States or to, or for the account or benefit of, any U.S. Person during the Restricted Period. NRC represents and warrants that no instructions restricting the free transferability of the Purchase Shares have been, or will be, lodged with the transfer agent for the NRC Shares, other than a "stop transfer" instruction to remain in force only until the end of the Restricted Period for resales into the United States or to, or for the account or benefit of, any U.S. Person, and that such Purchase Shares shall otherwise be freely transferable on the books and records of the Company and such transfer agent. Upon surrender of the initial certificates representing the Purchase Shares to NRC after expiration of the Restricted Period, NRC shall promptly instruct its transfer agent to issue one or more replacement certificates representing the Purchase Shares without any restrictive legends thereon or "stop transfer" instructions applicable thereto, in the name of the Investor and in such denominations as the Investor shall specify. Nothing herein, however, shall affect in any way the Investor's obligations and agreements to comply with all securities laws upon resale of the Purchase Shares.

     3. REGISTRATION RIGHTS. The Company, effective on Closing, hereby grants to the Investor the registration rights and "piggy-back registration rights" regarding the Purchase Shares as set forth on EXHIBIT B annexed hereto, all of which are incorporated herein by this reference ("Registration Rights Provisions") and modifies the provisions of the April 15 Agreements (as hereinafter defined) in accordance with Section 1(b) of the Registration Rights Provisions.

     4. NEW YORK STOCK EXCHANGE LISTING. NRC covenants and agrees to make application to list the Purchase Shares with the NYSE immediately after the Closing.

     5. REPRESENTATIONS AND WARRANTIES OF NRC. NRC hereby represents and warrants to Investor as of the date hereof and as of the date of the Closing ("Closing Date") as follows:

          (a) NRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as now being conducted and to own or lease the assets and properties it now owns or holds under lease.

          (b) Subject to Stockholder Approval (as hereinafter defined), NRC has full corporate power and authority to execute and deliver this Agreement and to issue the Purchase Shares and to consummate the transactions contemplated on its part hereby.

          (c) Prior to the date hereof, the Board of Directors of NRC has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by NRC and constitutes the legal, valid and binding obligation of NRC enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (collectively, the
               "Enforceability Exceptions").   Upon Closing,  the Purchase
               Shares will have been duly authorized by NRC and validly issued, fully paid and nonassessable.

          (d) The authorized capital stock of NRC consists of 40,000,000 NRC Shares as of the date of this Agreement, 19,838,408 NRC Shares being issued and outstanding as of the date hereof and 1,915,113 NRC Shares being reserved for issuance as of the date hereof upon the exercise of currently outstanding options, warrants and other securities convertible into NRC Shares, all of which are described in the Company's Form 10-K for the year ended December 31, 1995 ("Form 10-K") and the Company's Form 10-Q for the quarter ended June 30, 1996 ("Form 10-Q"). All of the issued and outstanding NRC Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Form 10-K and Form 10-Q, as of the date of this Agreement, there are no preemptive rights, options, warrants, calls, commitments or agreements of any nature to which the Company or any subsidiary or affiliate is a party or by which any of them is bound calling for the issuance or sale of shares of any class of capital stock of NRC or securities convertible into or exchangeable for shares of such capital stock. As of the date of this Agreement, neither the Company nor any of its subsidiaries or affiliates is a party to or otherwise bound by any agreement, instrument or commitment for the issuance, purchase or repurchase of any shares of capital stock of the Company, or entitled to the benefit of any option, right of first refusal or other elective privilege to purchase any shares of capital stock of the Company. Except as set forth in those documents entitled "Stock Purchase and Sale Agreement" dated April 15, 1996 between the Company and Investor and "Agreement dated April 15, 1996 between the Company and Investor" (collectively, "April 15 Agreements"), as of the date of this Agreement, neither NRC nor any of its subsidiaries or affiliates has granted to any person (i) the right to cause NRC to register any NRC Shares beneficially owned by such person under the 1933 Act or (ii) the right to include any NRC Shares beneficially owned by such person in any registration statement filed by NRC under the 1933 Act.

          (e) Neither the execution and delivery of this Agreement by NRC, nor the consummation of the transactions herein contemplated in accordance with the terms hereof, will, with or without notice and/or the passage of time, or both, (i) violate or result in a breach of or constitute a default under NRC's certificate of incorporation or by-laws, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public or governmental body, agency or authority applicable to the Company or any subsidiary or affiliate of the Company or by which any of their respective properties or assets may be bound, the violation of which could result in or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of NRC and its subsidiaries, taken as a whole (" Material Adverse Effect"), (iii) except as set forth in
               Section 9(c) below, require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public or governmental body, agency or authority, the failure of which could result in a Material Adverse Effect, or (iv) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage or other evidence of indebtedness, indenture, license, permit, concession, agreement or other instrument or obligation to which the Company or any subsidiary or affiliate is a party, or by which any of them or any of their respective properties or assets may be bound, which could result in a Material Adverse Effect.

          (f) Subject to Stockholder Approval and compliance with Sections 9 and 10 below, NRC has the absolute right, power, and authority to sell the Purchase Shares so as to vest in Investor complete and absolute title to the Purchase Shares free and clear of any lien, encumbrance, charge or claim and to execute, deliver and carry out the terms and provisions of this Agreement without the
               approval or consent of any third party.   The Company, at
               Closing, will deliver to the Investor good and valid title to the Purchase Shares, free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of any kind, except for restrictions on transfer imposed by this Agreement and under applicable securities laws.

          (g) There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against, relating to or involving the Company or any subsidiary or affiliate of the Company or any properties or rights of the Company or any subsidiary or affiliate, before any court, arbitrator or administrative or governmental body, domestic or foreign, which if adversely determined would have a Material Adverse Effect. There are no such suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened challenging the validity or propriety of the transactions contemplated by this Agreement.

          (h) The Company is not an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

          (i) The Company is a "reporting company" as defined in Rule 902 of Regulation S. The Company is in full compliance with all filing obligations under Section 13 of the Securities Exchange Act of 1934 as amended ("1934 Act"). The Company has not offered the Purchase Shares to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person. In connection with the transactions contemplated by this Agreement, the Company has not conducted any "directed selling efforts", as that term is defined in Rule 902 of Regulation S, nor has the Company conducted any general solicitation relating to the offer and sale of the Purchase Shares to persons resident within the United States or elsewhere.

          (j) The transactions contemplated hereby do not effect a "change of control" under any material agreement to which NRC or any of its subsidiaries or affiliates is a party.

     6. REPRESENTATIONS AND WARRANTIES OF INVESTOR. The Investor hereby represents and warrants to NRC as of the date hereof and as of the Closing Date as follows:

          (a) The Investor is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg and has full corporate power and authority to conduct its business as now being conducted and to own or lease the assets and properties it now owns or holds under lease.

          (b) The Investor has full corporate power and authority to execute and deliver this Agreement and to acquire the Purchase Shares and to consummate the transactions contemplated on its part hereby.

          (c) The Board of Directors (or equivalent) of the Investor has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (d) Neither the execution and delivery of this Agreement by Investor, nor the consummation of the transactions herein contemplated, will, with or without notice and/or the passage of time, or both,
               (i) violate or result in a breach of or constitute a default under its organizational documents, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public or governmental body, agency or authority applicable to the Investor or by which its properties or assets may be bound, the violation of which could result in or reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Investor and its subsidiaries, taken as a whole ("MIL Material Adverse Effect"),
               (iii) except as set forth in Section 10(c) below, require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public or governmental body, agency or authority, the failure of which could result in a MIL Material Adverse Effect, or (iv) result in violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage or other evidence of indebtedness, indenture, license, permit, concession, agreement or other instrument or obligation to which the Investor is a party, or by which it or its properties or assets may be bound, which could result in a MIL Material Adverse Effect.

          (e) The Investor is neither a U.S. Person nor a Distributor (as defined in Regulation 902(c) promulgated by the SEC under the 1933 Act).

          (f) The Investor was outside of the United States at the time the offer to sell the Purchase Shares was made to the Investor and the Investor was outside the United States at the time the Investor executed this Agreement and agreed to purchase the Purchase Shares and covenants and agrees that it will be outside of the United States at the time it pays the Purchase Price. The offer to sell the Purchase Shares was directly communicated to the Investor. At no time was the Investor presented with or solicited by any leaflets, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting.

          (g) The Investor has been advised that the sale of the Purchase Shares to the Investor has not been registered under the 1933 Act or registered or qualified under state securities laws, and that, until the expiration of the Restricted Period, the Purchase Shares may not be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. Person unless the Purchase Shares are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available. The Investor acknowledges that no representation, warranty or guaranty, express or implied, has been given to the Investor by NRC or any officer, director, agent, or employee of, legal counsel to, or any other person connected with, NRC regarding the availability at any time of an exemption from registration under the 1933 Act for any offer, sale or other transfer or disposition of the Purchase Shares by the Investor; and the Investor further understands and agrees that the availability of any such exemption from registration must be determined solely by the Investor and the Investor's own legal counsel based on the particular facts and circumstances existing at the time of the proposed transaction.

          (h) The Investor has not offered or sold, and agrees that it will not offer or sell, any Purchase Shares directly or indirectly in the United States or to, or for the benefit, or account of, any U.S. Person prior to the expiration of the Restricted Period, unless the offer and sale of such Purchase Shares is registered under the 1933 Act and any applicable state securities laws, or exemptions from the registration requirements thereof are available; and that, thereafter, such Purchase Shares may be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person only in compliance with the registration requirements of the 1933 Act and any applicable State Act, or pursuant to available exemptions from such registration requirements, or in compliance with the provisions of Regulation S. The Investor further represents and warrants that it will not, through any short sale, long sale or other hedging transaction, engage in any transaction with the Purchase Shares prior to the expiration of the Restricted Period which would reduce the Investor's risk of ownership or investment in the Purchase Shares.

     7.   STOCKHOLDER APPROVAL.

          (a) The parties acknowledge that, pursuant to Rule 312.03 of NYSE, approval ("Stockholder Approval") of the NRC stockholders ("Stockholders") is required for the sale of the Purchase Shares by NRC to the Investor and agree that the obtaining of such approval is a precondition to Closing hereunder. NRC agrees to use its best efforts to take all actions necessary to hold a special meeting of Stockholders ("Special Meeting") on or about November 20, 1996, or the earliest possible date thereafter which provides sufficient time between proxy mailing and the meeting date ("Meeting Date"), and to use its best efforts to obtain Stockholder Approval at such meeting or any adjournment thereof. Such actions shall include, without limitation, soliciting proxies for approval of the sale hereunder and, in connection therewith, recommending that Stockholders vote in favor of the proposal seeking such approval. The Board of Directors of NRC has heretofore unanimously approved the transactions contemplated under this Agreement, and has unanimously resolved to recommend approval of the sale by NRC's Stockholders (in each case, with Investor's designees on the Board not participating in such action). NRC agrees to set the record date for the Special Meeting for October 25, 1996. The parties acknowledge and understand that NRC must submit a preliminary proxy statement to the SEC for review, which NRC intends to do within five (5) business days after the date of this Agreement. In the event the transaction with Investor is rejected by the Stockholders, this Agreement shall be deemed terminated.

          (b) During the period from the date hereof and continuing until the earlier of the Closing Date or the date of termination of this Agreement pursuant to Section 11 below, NRC shall not (i) offer, sell, contract to sell or otherwise issue or dispose of any NRC Shares or any other securities of NRC, (except that NRC may issue up to 1,000,000 NRC Shares pursuant to an offering under Regulation S at a price no less than $5.00 per NRC Share) nor any other securities that are convertible into or exchangeable for or that represent the right to receive NRC Shares or any other securities of NRC (other than pursuant to existing warrants, options and other convertible securities as set forth in the Form 10-K), or (ii) announce or effect any stock split, stock dividend, stock combination, reverse stock split, stock reclassification or reorganization with respect to NRC Shares or any other security of NRC.

     8. INFORMATION FOR PROXY STATEMENT. Concurrently herewith, Investor shall provide information regarding its principals and affiliates to NRC and such other information as NRC shall reasonably request (consistent with applicable SEC disclosure requirements) so that NRC can include such information in its proxy statement (the information so provided being referred to as the "Investor Proxy Information").

     9. CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR. The Obligations of the Investor to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by the Investor in writing:

          (a) REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of NRC contained in this Agreement shall be true and correct in all material respects on the Closing Date and NRC shall have delivered separate certificates to that effect at the Closing.

          (b) PERFORMANCE. NRC shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by NRC on or prior to the Closing Date.

          (c) APPROVALS, PERMITS, ETC. All consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Purchase Shares to the Investor pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to the Investor and its counsel and shall be effective at and as of the Closing Date. The foregoing shall include, without limitation, any filings required and the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). NRC and Investor agree as promptly as possible hereafter to file or cause to be filed, respectively, an acquired person's and acquiring person's notification and report form required by the HSR Act. NRC and Investor shall cooperate and use their best efforts to expedite such compliance. The best efforts of NRC and Investor shall include, but shall not be limited to, good faith response, in cooperation with each other, to all appropriate requests for information, documentary or otherwise, by any governmental agency pursuant to the HSR Act.

          (d) DELIVERY OF CLOSING DOCUMENTS. NRC shall have delivered to the Investor the documents referred to in Section 12(a) hereof, in form and substance reasonably satisfactory to Investor and its counsel.

          (e) ABSENCE OF CERTAIN EVENTS. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall have been instituted by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall have been commenced, with respect to the transactions contemplated hereby.

          (f) NO MATERIAL ADVERSE CHANGES. Since the date hereof, no event shall have occurred which has resulted in a "Material Adverse Change" in the Company. For purposes hereof, a "Material Adverse Change" shall mean and be limited to changed circumstances which materially and adversely affect the financial condition, operations, assets and/or continued corporate viability of the Company and its subsidiaries and affiliates, taken as a whole. The Investor acknowledges that NRC experienced a loss from operations of approximately $5.7 million for the six-month period ended June 30, 1996, and that NRC may experience additional losses from operations for periods subsequent to June 30, 1996 and through the Closing of a magnitude approximating the losses experienced in the six-month period ended June 30, 1996, and the Investor agrees that losses experienced during such six-month period and losses experienced subsequent to June 30, 1996, to the extent that such losses do not materially exceed those experienced in such six-month period, will not, for purposes of this Section 9, be deemed to be a "Material Adverse Change".

     10. CONDITIONS TO THE OBLIGATIONS OF NRC. The obligations of NRC to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by NRC in writing:

          (a) REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the Closing Date and the Investor shall have delivered a certificate to that effect at the Closing.

          (b) PERFORMANCE. The Investor shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing Date.

          (c) APPROVALS, PERMITS, ETC. All consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Purchase Shares to the Investor pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to NRC and its counsel and shall be effective at and as of the Closing Date. The foregoing shall include, without limitation, any filings required and the expiration of any applicable waiting period under the HSR Act. NRC and Investor agree as promptly as possible hereafter to file or cause to be filed, respectively, an acquired person's and acquiring person's notification and report form required by the HSR Act. NRC and Investor shall cooperate and use their best efforts to expedite such compliance. The best efforts of NRC and Investor shall include, but shall not be limited to, good faith response, in cooperation with each other, to all appropriate requests for information, documentary or otherwise, by any governmental agency pursuant to the HSR Act.

          (d) DELIVERY OF CLOSING DOCUMENTS. NRC shall have received the documents referred to in Section 12(a) hereof in form and substance reasonably satisfactory to NRC and its counsel.

          (e) ABSENCE OF CERTAIN EVENTS. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall have been instituted by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall have been commenced, with respect to the transactions contemplated hereby.

          (f) SECTION 1 PAYMENT. The payment to be made by the Investor pursuant to Section 1 shall have been made by the Investor to NRC.

     11   TERMINATION.

          (a) REASONS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                 (i)     by the mutual written consent of the Investor and NRC;

                (ii)     by either the Investor or NRC:

                         A.   if any statute, rule or regulation has been
enacted which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof or if any court or governmental body or agency thereof shall have issued any writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

                         B.   if the Closing shall not have occurred on or prior
to January 15, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 11(a) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

               (iii)     by the Investor, if any of the conditions specified in
Section 9 have not been met or waived prior to such time as such condition can no longer be satisfied; or

                (iv) by NRC, if any of the conditions specified in Section 10 shall not have been met or waived prior to such time as such condition can no longer be satisfied.

          (b) EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto or their respective officers or directors, except for Sections 13 (for any breach occurring prior to termination), 14 and 15 hereof, which shall remain in full force and effect, and except that nothing herein shall relieve any party hereto from liability for a breach of this Agreement prior to the termination hereof.

     12.  CLOSING.

          (a) The provisions of this Section 12(a) shall govern the procedures whereby the Closing shall take place. NRC shall provide written notice to Investor of the date on which Stockholder Approval occurs. Such notice shall establish the time and place of the Closing (which shall be within five (5) business days after the later of Stockholder Approval or expiration of the notice period under the HSR Act) at which the following deliveries shall be made by the parties, all of which shall be effected in a manner consistent with the requirements of Regulation S:

               (1) NRC. NRC shall make the following deliveries to Investor at or before the Closing:

                    (A) Evidence reasonably satisfactory to Investor and its counsel that Stockholder Approval has been obtained;

                    (B) An original executed and issued stock certificate registered in the name of Investor and representing the Purchase Shares, which shall contain the legend set forth in EXHIBIT A hereto;

                    (C) A Secretary's certificate certifying resolutions of the Board of Directors of NRC which, among other things, approve the execution and delivery of this Agreement, the actions required under Section 7 hereof and the carrying out of the transactions contemplated hereby;

                    (D) The opinion of Spitzer & Feldman P.C., counsel to NRC, in the form annexed hereto as EXHIBIT C.

                    (E) A certificate from an officer of NRC certifying as of the Closing Date to the correctness in all material respects of NRC's representations and warranties contained in this Agreement.

               (2)  INVESTOR.  Investor shall:

                    (A)  pay the Purchase Price to NRC, as set forth in
                         Section 1 above.

                    (B) deliver to NRC (i) a secretary's certificate certifying the resolutions of the board of directors of Investor which, among other things approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby and (ii) a certificate from an officer of Investor certifying as of the Closing Date to the correctness in all material respects of Investor's representations and warranties contained in this Agreement.

          (b) NRC hereby covenants and agrees to reserve, out of its authorized, but unissued share capital, a total of 2,000,000 NRC Shares for issuance at Closing, provided that such covenant shall lapse if the Stockholder Approval is not given by the Stockholders or if NRC or Investor terminates this Agreement pursuant to Section 11 above.

     13.  INDEMNITY; SURVIVAL.

          (a) NRC hereby agrees to indemnify, defend, save and hold Investor harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees, other costs and expenses incident to any suit, action or proceeding) (collectively, "Losses") incurred or sustained by Investor which arise out of or result from any breach of any representation, warranty or covenant of NRC contained herein; PROVIDED HOWEVER, that the indemnity with respect to any representation and warranty shall terminate as of the first date, if any, on which such representation or warranty ceases to survive pursuant to subsection (d) hereof. Notwithstanding the above, the Company shall have no liability hereunder regarding any matter as to which Investor, its designated directors of the Company or Investor's principals and/or representatives have actual knowledge.

          (b) Investor hereby agrees to indemnify, defend, save and hold NRC harmless from and against any and all Losses incurred or sustained by NRC which arise out of or result from any breach of any representation, warranty or covenant of Investor contained herein; provided, however, that the indemnity with respect to any representation and warranty shall terminate as of the first date, if any, on which such representation or warranty ceases to survive pursuant to subsection (d) hereof.

          (c)(i) Promptly after the assertion of any claim or the commencement of any action or proceeding with respect to any Loss for which indemnity is provided pursuant to this Section, the party seeking such indemnification shall notify the indemnifying party of such assertion or proceeding; provided, however, that the failure promptly to give such notice shall not affect any indemnified party's rights hereunder except to the extent that such failure shall adversely affect any indemnifying party or its rights hereunder in any material respect. The indemnified party shall advise the indemnifying party of all material facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party's sole cost and expense, to defend against such claims for liability. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (A) the indemnifying party and the indemnified party mutually agree to the retention of such counsel or (B) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and, in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing or conflicting interests between them.

            (ii) The indemnified party shall have the right to settle or compromise any claim or liability subject to indemnification under this Section, and to be indemnified from and against all Losses resulting therefrom, unless the indemnifying party, within twenty (20) calendar days after receiving notice of the claim or liability in accordance with (i) above notifies the indemnified party that it intends to defend against such claim or liability and undertakes such defense.

            (iii) Except as otherwise provided in (ii) above, an indemnifying party shall not be liable under this Section for any settlement effected without its consent (which shall not be unreasonably withheld or delayed) of any claim or liability or proceeding for which indemnity may be sought hereunder. The indemnifying party may settle any claim without the consent of the indemnified party provided that such settlement or release does not require any payment by, or impose any liability or obligation on, the indemnified party or does not materially adversely affect the rights, duties or obligations of the indemnified party hereunder or otherwise.

          (d) The representations and warranties of the parties contained herein shall survive for one (1) year from the Closing Date. The expiration of any representation or warranty or indemnification provided herein shall not affect any claim thereon made by the giving of written notice by a party to the other in the manner provided in subsection (c) above prior to the date of such expiration. All covenants and agreements of the parties contained herein shall survive indefinitely, except as otherwise expressly provided herein.

     14.  PUBLIC ANNOUNCEMENTS.   The parties hereto agree to coordinate the
release of public information relating to this Agreement and, except as otherwise required by applicable law, rule or regulation, will not release any information without the prior written consent of the other party hereto.

     15. BROKERS AND FINDERS. Investor and NRC each represents and warrants to the other that it has dealt with no broker or finder in connection with this transaction. This representation shall survive the closing hereunder.

     16.  ASSIGNABILITY.   Neither this Agreement nor any rights, obligations or
claims hereunder may be assigned, except that after Stockholder Approval of this transaction and upon prior written notice to NRC, the Investor shall have the right to assign this Agreement and the rights, obligations and claims hereunder to Jean-Raymond Boulle, or to any entity controlled by Mr. Boulle, provided that Mr. Boulle thereafter continues to remain in control of such entity (the terms "controlled" and "control" shall have the meanings ascribed to them in Rule 12b-2 promulgated by the SEC under the 1934 Act). Any partial assignment of this Agreement and the rights, obligations and claims hereunder in conjunction with the transfer of some, but not all of the Purchase Shares, shall not affect NRC's obligation under Section 1 of the Registration Rights Provisions which shall be to effect no more than two (2) registrations in the aggregate for all then-owned shares of NRC owned by Investor (including, all NRC Shares acquired under the April 15 Agreements) and such assignees collectively at the demand of Investor.

     17. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of New York without regard to the conflicts-of-laws principles thereof. Each of the parties hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding at law, in equity or otherwise, shall only be brought in the Supreme Court, New York County, or Federal District Court for the Southern District of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Action"); (b) waives, to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such action brought in the aforementioned court is brought in an inconvenient forum, that the venue of any such action brought in the aforementioned court is improper, or that this Agreement, or the transactions contemplated hereby cannot be enforced in or by such court, and (c) consents to service of process in any
such Action by recognized international courier service.   Nothing herein shall
affect the right to serve process in any other manner permitted by law.

     18.  ENTIRE AGREEMENT.   This Agreement embodies the entire understanding
and agreement of the parties hereto in relation to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto. None of the terms and conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise except by a writing signed by the parties hereto, specifying such change, modification, waiver or cancellation. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions of any preceding or succeeding breach thereof unless expressly so stated.

     19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     20.  NOTICES.   Any notice or other communication required or desired to be given shall be in writing and shall be sent by facsimile with confirming copy by recognized international courier service. Each such notice shall be deemed given upon delivery by such courier service to the following respective addresses, which any party may change as to such party upon ten (10) days' notice to the other party:


          TO NRC:             8150 Washington Village Drive
                              Dayton, Ohio 45458
                              Facsimile No.: (513) 435-7285

          WITH A COPY TO:     Spitzer & Feldman P.C.
                              405 Park Avenue
                              New York, NY 10022-4405
                              Attn:  Kenneth Gliedman, Esq.
                              Facsimile No.:  (212) 838-7472

          TO INVESTOR:        Boulevard Royal 25B
                              L-2449
                              Luxembourg, Luxembourg
                              Attn: Ms. Martine Doyle
                              Facsimile No.: 011-352-222413

          WITH A COPY TO:     Coudert Brothers
                              1114 Avenue of the Americas
                              New York, NY 10036-7703
                              Attn:   James C. Colihan, Esq.
                              Facsimile No.: (212) 626-4120

     21. FURTHER ASSURANCES. At any time and from time to time after the execution and delivery hereof, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereunder.

     22. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or portions hereof, shall not affect the other provisions or portions hereof, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provisions or portions hereof were omitted.

     23. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     24. HEADINGS. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, each facsimile being deemed an original hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        NORD RESOURCES CORPORATION



                                        By: /s/ Edgar F. Cruft
                                           -------------------------------------

                                        MIL (INVESTMENTS) S.A.



                                        By: /s/ E. Vander Kelft
                                           -------------------------------------
                                             Administrator



                                        By: /s/ E. Kessel
                                           -------------------------------------
                                             Administrator